Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Ichor Holdings, Ltd. (the “Company”) on Form 10-Q for the period ending September 26, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 3, 2025	By:	/s/ Jeffrey S. Andreson
Jeffrey S. Andreson
Chief Executive Officer